SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Covenant Bancorp, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: common stock, par value $5.00 per share ("Common Stock"), Series A preferred stock, par value $25.00 per share ("Series A Preferred Stock"), and Series B preferred stock, par value $25.00 per share ("Series B Preferred Stock"), of Covenant Bancorp, Inc.

     (2) Aggregate number of securities to which transaction applies: 3,057,193 shares of Common Stock; 138,300 shares of Series A Preferred Stock; and 161,700 shares of Series B Preferred Stock.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Common Stock = $56,749,145 (average of high ($18.75) and low ($18.375) prices on September 24, 1997); Series A Preferred Stock = $9,681,000 (average of high ($75.00) and low ($65.00) prices on September 25, 1997); and Series B Preferred Stock = $9,216,900 (average of high ($60.00) and low ($54.00) prices on September 25, 1997) (see Calculation of Filing Fee below).

     (4) Proposed maximum aggregate value of transaction: $75,647,045 ($75,647,045 X 1/50 of 1% = $15,130 = Filing Fee)

     (5)  Total fee paid: $15,130

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

November 20, 1997

To: Covenant Shareholders of Record as of October 6, 1997

As I am sure most of you are aware, on November 18, 1997, First Union Corporation announced that it had entered into an agreement to acquire CoreStates Financial Corp. Because of the significance of this transaction to First Union, the federal securities laws required that our Special Meeting of Shareholders (the "Meeting"), which had been scheduled for November 20, be adjourned for a period of time, during which Covenant and First Union will prepare and distribute a supplement to the Prospectus/Proxy Statement previously delivered to you (the "Supplement"), presenting information about the proposed CoreStates/First Union transaction.

The adjourned Meeting is now scheduled for 10:00 a.m. on January 8, 1998 at the Tavistock Country Club. You will receive the Supplement in the coming weeks, and if you have not voted or wish to change your vote you will be able to do so with the new proxy cards to be enclosed therewith. If you have already submitted a proxy card, and do not wish to change your vote, no further action will be required -- your original proxy will continue to be valid at the adjourned Meeting.

Subject to receipt of shareholder and regulatory approvals and other customary conditions to closing, the postponement of the shareholder vote is not expected to delay the closing of Covenant's merger with First Union, scheduled for the first quarter of 1998.

We continue to be extremely excited about Covenant's combination with First Union, and look forward to your continued support.

Very truly yours,


 /s/   Charles E. Sessa, Jr.
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Charles E. Sessa, Jr.
President